             THIRD AMENDMENT AND ASSIGNMENT OF LICENSE AGREEMENT


        THIS THIRD AMENDMENT AND ASSIGNMENT ("Assignment") made and entered into as of the 31st day of March, 1997, by and among TRABELCO, N.V., a Netherlands Antilles company ("Assignor"), JIANGSU ELECTRONICS INDUSTRIES LIMITED, a British Virgin Islands company ("Assignee"), HAGEMEYER ELECTRONICS (N.A.), Inc. ("HENA"), HAGEMEYER CONSUMER PRODUCTS, INC. d/b/a Koss Electronic Products, a Missouri corporation ("KEP"), KCP LIMITED, a British Virgin Islands Company ("KCP"), and KOSS CORPORATION, a Delaware corporation ("Koss").

        WITNESSETH, THAT:

        WHEREAS, Assignee and Assignor, along with KEP and KCP (KEP, KCP and Assignor are sometimes hereinafter referred to collectively as "Seller"), have entered into a certain Asset Purchase Agreement dated as of March 31, 1997 (the "Purchase Agreement"), pursuant to which Seller has agreed to sell and convey and Assignee has agreed to purchase and acquire certain assets of Seller; and

        WHEREAS, the execution and delivery of this Assignment is a condition precedent to the obligation of Assignee to consummate the transactions contemplated by the Purchase Agreement; and

        WHEREAS, Assignor and Koss are parties to a certain License Agreement dated November 15, 1991, as amended by Amendment to License Agreement dated November 15, 1991, and a Second Amendment to License Agreement dated September 29, 1995 (as amended, the "License Agreement"); and

        WHEREAS, Assignor desires to assign and Assignee desires to accept such assignment and assume all of Assignor's right, title and interest in and to and obligations under said License Agreement; and

        WHEREAS, Koss, Assignor and Assignee desire to amend certain terms and provisions of the License Agreement as hereinafter provided.

        NOW, THEREFORE, Assignor and Assignee have agreed that in exchange for a payment being made to Assignor of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee agree as follows:

        1. Assignor hereby assigns to Assignee as of the Closing Date (as defined in the Purchase Agreement) all of its right, title and interest in and to and obligations under the License Agreement, a copy of which is attached hereto as Exhibit A.

        2. Assignor warrants that it is the Licensee under the License Agreement; that the License Agreement is in full force and effect without modification or amendment, except as hereinabove referenced; that no default exists to the knowledge of Assignor, and no fact, circumstance or condition exists, to the knowledge of Assignor, that with the passage of time or notice, or both, would constitute a default under the License Agreement; and that, subject to the consent of Koss, it has full right, power and authority to freely assign its interest under the License Agreement pursuant to this Assignment. Assignor further warrants that its interest under the License Agreement is free and clear of any and all liens and encumbrances and that Assignee acquires Assignor's rights as Licensee under the License Agreement subject only to, and as limited by the terms hereof, the obligations of Assignee to perform the obligations of Licensee under the License Agreement. Each of the warranties contained in this Section 2 are true and correct on the date hereof and shall be true and correct on the Closing Date (as defined in the Purchase Agreement).

          3. Assignee, by acceptance of this Assignment, and as limited by the terms hereof, assumes as of the Closing Date (as defined in the Purchase Agreement) all of the rights, duties, obligations and covenants of Assignor under the License Agreement. Notwithstanding the foregoing, Assignor shall remain liable for the Minimum Royalty under the License Agreement for 1997. Assignor shall make payment to Koss of such 1997 Minimum Royalty on the Closing Date or immediately thereafter, but in no event later than May 9, 1997. Assignee shall make payment of all Royalties during 1997 to Assignor until Assignor has received all amounts paid to Koss representing the 1997 Minimum Royalty. Thereafter, Royalties shall be paid to Koss in accordance with the terms of the License Agreement.

          4. No royalties will be payable to Koss with respect to any sales of Licensed Products by Seller to Assignee.

          5. For purposes of calculating the Royalties payable by Assignee to Koss pursuant to Section 7 of the License Agreement, "net sales" shall be determined based upon (i) Assignee's gross sales of each category of the Licensed Products, less (ii) returned goods of each category of the Licensed Products received by Assignor and its affiliate, Hagemeyer Service Center, Inc. during 1997 and thereafter by Assignee.

          6. Seller, to the extent of their rights as licensee or sub-licensee, may continue to sell Licensed Products only in connection with (a) the sale of new Licensed Products which were pledged to KEP as collateral under a Line of Credit Agreement dated May 6, 1997, and foreclosed by KEP after default by Assignee, and (b) the sale (without warranty) of "as is" Licensed Products returned to Seller through December 31, 1997 and repaired prior to May 1, 1998. All sales of Licensed Products pursuant to subsection (a) shall be made only in the Territory and shall be made pursuant to normal distribution channels for such new Licensed Products. Seller shall have no right to continue sales pursuant to subsections (a) and (b) hereof after December 31, 1998. All sales of Licensed Products pursuant to subsection (b) hereof


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shall be made only in the Territory and in markets and by use of distribution channels other than these used by Assignor and/or Assignee to sell new Licensed Products. In the event of any sales of Licensed Products by Seller pursuant to this Section 6, Seller shall pay to Koss Royalties with respect to Seller's sales of Licensed Products in the Territory. All Royalties paid by Seller after the Effective Date (as defined in the Purchase Agreement) for any such sales through December 31, 1997, shall be applied toward the Minimum Royalty due under the License Agreement for 1997. Notwithstanding Section 13.3 of the License Agreement, in the event Licensor terminates the License Agreement due to Assignee's default under the terms of this License Agreement, Koss shall have the right to immediately negotiate and implement a new license with any other third party for the Licensed Products and/or sell the Licensed Products itself.

     7. Seller and their affiliate, Hagemeyer Service Center, Inc., to the extent of their rights as licensee or sub-licensee, may continue to use the trade name "Koss Electronic Products" only in connection with (a) the collection of accounts receivable arising from sales before March 31, 1997, (b) the receipt of returned goods and the servicing of warranty repair claims as provided herein, and (c) sales pursuant to Section 6 hereof. In no event shall Seller or any of its affiliates have the right to use the tradename "Koss Electronic Products" after December 31, 1998.

     8. Without limiting any other provision of this Assignment, Assignor shall remain liable (a) for the payment of Royalties with regard to the sale of new Licensed Products pursuant to subsection (a) of Section 6 above and (b) for all obligations of Assignor pursuant to the License Agreement which arose prior to the Closing Date (as defined in the Purchase Agreement).

     9. Koss acknowledges the value of this agreement and the adequacy and sufficiency of the consideration received, and hereby consents to the terms of this Assignment and agrees that the License Agreement shall remain in full force and effect and that following this Assignment Koss will continue to act as licensor pursuant to the terms of the License Agreement as amended herein with Assignee as licensee thereunder.

     10. Other than as set forth herein, Assignor shall have no liability with regard to Royalties pursuant to the License Agreement. Koss and Assignee hereby agree that Assignee shall pay to Koss the following Minimum Royalties for the Contract Years set forth below:

                Year                    Minimum Royalties
                ----                    -----------------

                1998                    $700,000
                1999                    $725,000
                2000                    $750,000


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        11.     Assignee shall have the right to grant a sublicense under the
License Agreement pursuant to Section 2.3 of the License Agreement as amended by Section 16(b) hereof.

        12. After payment to Koss of the Minimum Royalty for 1997, Seller shall have no obligation to make any additional payment required to renew the License Agreement upon the expiration of the current term and the parties acknowledge that the payment by Seller of 1997 Minimum Royalty, as provided in
Section 3 hereof, satisfies Assignee's renewal obligation pursuant to the License Agreement.

        13. Assignee's affiliates, J.S. International, Inc. and Jiangsu International Limited, shall have the right to use the tradename "Koss Audio & Video Electronics" in connection with the manufacture, promotion, distribution and sale of Licensed Products, the collection of related accounts receivable, the receipt of related returned goods and the servicing of related warranty repair claims.

        14. After the Closing Date (as defined in the Purchase Agreement), the liability of Assignor pursuant to the terms of the License Agreement and the liability of HENA under its Guaranty attached to the License Agreement shall continue in full force and effect as to all occurrences and events prior to December 31, 1997.

        15,     Assignee agrees to comply with the insurance coverage
provisions of Section 11.3 of the License Agreement at the Closing Date (as defined in the Purchase Agreement).

        16.     The License Agreement is hereby amended as follows:

                (a) Section 2.1 is hereby deleted in its entirety and the following inserted in its place:

        Subject to all the terms and conditions of this Agreement, Licensor hereby grants to Licensee the exclusive right and license to use the Licensed Trademarks within the Territory during the Contract Period in connection with, and only with, the manufacture, promotion, distribution and sale of the Products. Notwithstanding anything herein to the contrary, Licensee shall not manufacture, distribute or sell headphones except as a prepackaged component of an audio system that is commonly expected by the consuming public to include headphones with such audio system.

                (b) Section 2.3 is hereby deleted in its entirety and the following inserted in its place:

        Licensee shall have the right to grant a sublicense under this Agreement to any entity in which Licensee owns at least a 51% equity interest, permitting such entity to manufacture, promote, distribute and sell the Licensed Products subject to the terms of this Agreement, provided that Licensee first executes a letter agreement undertaking to recognize and uphold the Licensed Trademarks and otherwise comply with and

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     be bound by the terms of this Agreement.  Further, Licensee shall have the right to enter into an agreement with J.S. International, Inc. and Jiangsu International Limited regarding the performance by such companies of certain duties of Licensee under this Agreement. Licensee shall also have the right, subject to the terms hereof, to subcontract the manufacture of the Licensed products, provided that the subcontractor executes a letter agreement in form substantially similar to Exhibit C attached hereto undertaking to recognize and uphold the Licensed Trademarks and other rights under this Agreement. Licensee shall not grant any other sublicense under this Agreement other than as provided in this Section 2.3.

     (c)   Section 6.1 is hereby deleted in its entirety.

     (d) Section 7.3 is hereby revised to provide that for all Contract Years following 2000 the Minimum Royalty due for the year 2000 shall be the base upon which all future Minimum Royalties shall be calculated in accordance with this
Section 7.3, but in no event shall any Minimum Royalty, so calculated, be less than the Minimum Royalty applicable for any prior year.

     (e) Section 8.1 is hereby deleted in its entirety and the following inserted in its place:

     J.S. International, Inc. shall maintain for Licensee and all sublicensees of Licensee for five (5) years following the close of each Contract Year accurate books and records which disclose: the cost of sales of the Licensed Products, the amount of sales of the Licensed Products (ignoring any sales to sublicensees by the Licensee or other sublicensees); the amount of credits for returns, trade discounts and customer's shipping costs; the amount of all Royalties payable hereunder by Licensee and all sublicensees; and the manner in which such Royalties were determined.

     (f) The second sentence of Section 8.4 is deleted in its entirety and the following inserted in its place:

     Such books of account and records shall be made available to Licensor and its accountants at the office of J.S. International, Inc., located at 5320 Lemay Ferry Road, St. Louis, Missouri 63129 or at such other place as the parties shall mutually agree.

     (g) Section 11.1 is hereby revised to provide that Licensor's liability to indemnify Licensee shall not exceed the sum of the amount of Royalties received by Licensor relating to sales in the country in which the claim arose, during the three (3) year period immediately preceding initiation of the lawsuit to which the indemnification relates.

     (h) Section 12.2(a) is hereby deleted in its entirety and the following inserted in its place:

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        (a)  If the other party shall become insolvent or shall make an assignment for the benefit of creditors or become the subject of receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings.

                (i)  Section 12.3 shall be deleted in its entirety.

                (j)  Section 12.2(d) shall be deleted in its entirety.

                (k) The first sentence of Section 13.2 is deleted in its entirety and the following inserted in its place:

        Any Licensed Products for which as of the date of termination Licensee has non-cancellable open orders or which are in transit to the United States may be sold to unrelated third parties by Licensee on a non-exclusive basis during the twelve (12) month period following the date of termination.

                (l) The second sentence of Section 14.1 is hereby revised to grant Koss the right to sell during any Contract Period, and at any time thereafter (including but without limitation the one (1) year non-competition period as provided in this Section 14.1), consumer electronic products purchased from Assignee, notwithstanding the provisions of Section 13.3.

                (m) The second sentence of Section 14.2 is hereby deleted in its entirety and the following inserted in its place:

        Licensee agrees to sell the Products to Licensor at the same price as Licensee's most recent sale of such Products to a company related or affiliated to Licensee, or at the manufacturer's cost for such Products plus 10% F.O.B. Hong Kong if there are no such related or affiliated company sales.

                (n) Section 15 is hereby revised to provide that the address for notices sent to Assignee, as Licensee, shall be addressed as follows:


                     Jiangsu Electronics Industries Limited
                     c/o 5320 Lemay Ferry Road
                     St. Louis, Missouri 63129
                     Attn: Attilio Cosgrove

                (o) Section 16 is hereby deleted in its entirety and the following inserted in its place:

        16. Assignment. This Agreement shall bind and inure to the benefit of Licensor, and the successors and assigns of Licensor. The rights granted Licensee hereunder shall be exclusive to it and shall not, without the prior written consent of Licensor, be transferred or assigned to any other entity, provided that Licensee may assign this Agreement to any parent corporation or wholly-owned subsidiary of Licensee.
            In the event of the merger or consolidation of Licensee with

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        any other entity, except for a wholly-owned subsidiary or parent of
        Licensee, Licensor shall have the right to immediately terminate the License Agreement by so notifying Licensee in writing on or before sixty
        (60) days after Licensor has received notice of such merger or consolidation.

                (p) The references to various parties in the License Agreement shall be revised as follows in each and every instance in which they appear:

                     (i) Hagemeyer Consumer Products, Inc. and/or HCP shall be revised to Licensee; and


                     (ii) Without limiting Section 14 of the Assignment, Hagemeyer Electronics (N.A.), Inc. shall be revised to Orient Power Holdings Limited after December 31, 1997. Notwithstanding the foregoing, the guaranty of Orient Power Holdings Limited shall be in effect upon the execution and delivery of this Agreement.

                (q) Section 18.3 is hereby deleted in its entirety and the following inserted in its place:

        This Agreement shall be governed by and construed according to the internal laws of the State of Wisconsin (without regard to principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance. If and to the extent that any provisions of this Agreement are prohibited or unenforceable under any applicable law, such provisions shall be innefective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of any other provision hereof.

                (r)  The following shall be inserted as a new Section 18.5:

        18.5 Resolution of any and all disputes between Licensor and Licensee arising from or in connection with this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be exclusively governed by and settled in accordance with the arbitration rules of the American Arbitration Association, as amended from time to time and such arbitration shall be final and binding upon the parties, their respective successors and assigns. The arbitration shall be conducted in Milwaukee, Wisconsin.

        17. This Assignment shall be binding on, and inure to the benefit of, the parties hereto and their respective successors and assigns.

        18. This Assignment (including the Exhibit) contains the entire understanding of the parties with respect to the subject

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matter hereof and supersedes all prior written or oral commitments, arrangements or understandings with respect thereto.

     19. This Assignment shall not be modified or amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     20. The parties hereto agree to take such acts and execute such documents, as reasonably requested by the other party hereto to effectuate the terms of this Assignment.

     21. This Assignment shall be governed by the substantive laws of the State of Wisconsin (regardless of laws that might be applicable under principles of conflicts of laws) as to all matters, including but not limited to matters of validity, construction, effect and performance. Resolution of any and all disputes between Licensor and Licensee arising from or in connection with this Assignment, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be exclusively governed by and settled in accordance with the arbitration rules of the American Arbitration Association, as amended from time to time and such arbitration shall be final and binding upon the parties, their respective successors and assigns. The arbitration shall be conducted in Milwaukee, Wisconsin. To the extent that the parties hereto need to compel or enforce the binding arbitration provisions in this Assignment or in the License Agreement or need to enforce or otherwise give effect to any arbitration award, the parties hereby agree that any such action or proceeding shall be adjudicated before a federal or state court located in Milwaukee, Wisconsin and they hereby submit to the exclusive jurisdiction of the courts of the State of Wisconsin located in Milwaukee, Wisconsin, and of the federal courts located in Milwaukee, Wisconsin with respect to any such action or proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Assignment or the License Agreement and consent to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein, with regard to Assignee, and the License Agreement, with regard to Koss, as Assignor.

     22. This Assignment may be executed in two or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     23. In the event the terms of this Assignment conflict with the terms of the License Agreement, the terms of this Assignment shall control.

     24. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

     25. If and to the extent that any provisions of this Assignment are prohibited or unenforceable under any applicable


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law, such provisions shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of any other provision hereof.



                           [INTENTIONALLY OMITTED]











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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Assignment as of the day and year first above written.


ASSIGNOR:

TRABELCO, N.V.                          HAGEMEYER ELECTRONICS (N.A.),
                                        INC.



By:   /s/                               By:   /s/
      ---------------------------             ---------------------------
      Elaine N. Christiaans,                  Richard A. Proctor,
      Managing Director                       President


ASSIGNEE:                               HAGEMEYER CONSUMER PRODUCTS, INC.

JIANGSU ELECTRONICS
INDUSTRIES LIMITED
                                        By:   /s/
By:   /s/                                     ---------------------------
      ---------------------------             David A. Page, President
      Title:

                                        KCP LIMITED



                                        By:   /S/
                                              ---------------------------
                                              David A. Page, Director


                                        KOSS CORPORATION


                                        By:   /S/
                                              ---------------------------
                                              Title:

                                   GUARANTY




     The undersigned, ORIENT POWER HOLDINGS LIMITED, a Bermuda company ("Orient Power"), for good and valuable consideration, the receipt of which is hereby acknowledged, hereby guarantees the performance by JIANGSU ELECTRONICS INDUSTRIES LIMITED ("Jiangsu Electronics") or any sublicensee of Jiangsu Electronics (Jiangsu Electronics and any sublicensee are hereinafter collectively referred to as "Jiangsu") of all of Jiangsu's obligations under
(a) the Third Amendment and Assignment of License Agreement dated as of March 31, 1997 between Trabelco N.V., Jiangsu Electronics Industries Limited, Hagemeyer Electronics (N.A.), Inc., Hagemeyer Consumer Products, Inc. d/b/a Koss Electronics Products, KCP Limited and Koss Corporation (the "Assignment") and (b) that certain License Agreement between Koss Corporation, as Licensor, and Trabelco N.V. as Licensee, dated November 15, 1991, as amended by an Amendment to License Agreement dated November 15, 1991, and a Second Amendment to License Agreement dated September 29,1995 (collectively, that certain License Agreement and the amendments thereto are hereinafter referred to as the "License Agreement"), and assigned to Jiangsu on the date hereof. Orient Power also guarantees the payment to Koss Corporation of any and all amounts owed to Koss Corporation by Jiangsu under the Assignment and the License Agreement, including but not limited to, the indemnity obligations of Jiangsu thereunder.

Dated: May 6, 1997

                                                ORIENT POWER HOLDINGS LIMITED




                                                By: /s/
                                                   -----------------------------
                                                   Name:
                                                   Title:

[SEAL]


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